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                                                                    EXHIBIT 8(c)


                    LICENSE AGREEMENT RELATING TO USE OF NAME

         AGREEMENT made as of ___________by and between MERCURY ASSET MANAGEMENT INTERNATIONAL LTD., a corporation organized under the laws of England and Wales ("Mercury International") and MERCURY ASSET MANAGEMENT GROUP LTD., a corporation organized under the laws of England and Wales ("Mercury Group") (Mercury International and Mercury Group are hereinafter together referred to as "Mercury") and MERCURY FUNDS DISTRIBUTOR (the "division") a division of PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation ("MFD").


                              W I T N E S S E T H :

         WHEREAS, Mercury International was originally incorporated under the laws of England and Wales on March 12, 1981 under the name "Eighty-Ninth Shelf Trading Company Limited", changed on May 20, 1981 to "Aetna Warburg Investment Management Limited," which changed on October 1, 1981 to "Warburg Investment Management International Ltd." and on July 27, 1995 it changed to "Mercury Asset Management International Ltd." and Mercury Group was incorporated under the laws of England and Wales on March 12, 1981 under the corporate name "Warburg Investment Management Ltd" which was changed on April 14, 1986 to "Mercury Warburg Investment Management Ltd," changed on October 1, 1986 to "Mercury Asset Management Holdings Ltd." on March 3, 1987 to Mercury Asset Management plc" and was reregistered as a private limited company under the name "Mercury Asset Management Group Ltd" on March 9, 1998, and have used such names at all times thereafter;

         WHEREAS, [Mercury International was duly qualified as a foreign corporation under the laws of the State of New York on ____________ and Mercury Group was duly qualified as a foreign


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corporation under the laws of the State of New York on ______________] and have remained so qualified at all times thereafter;

         WHEREAS, MFD was incorporated under the laws of the State of Delaware on ______; and

         WHEREAS, MFD has requested Mercury to give its consent to the use of the word "Mercury" or the word "Mercury Asset Management" in the name of the division;

         NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, Mercury and MFD hereby agree as follows:

         1. Mercury hereby grants MFD a non-exclusive license to use the word "Mercury" or the words "Mercury Asset Management" in the name of the division;

         2. The non-exclusive license hereinabove referred to has been given and is given by Mercury on the condition that it may at any time, in its sole and absolute discretion, withdraw the non-exclusive license to the use of the word "Mercury" or the words "Mercury Asset Management" in the names of the division; and, as soon as practicable after receipt by MFD of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, MFD will change the name of the division so that such name will not thereafter include the word "Mercury," the words "Mercury Asset Management" or any variation thereof.

         3. Mercury reserves and shall have the right to grant to any other company, including without limitation any other investment company, the right to use the word "Mercury," the words "Mercury Asset Management" or variations thereof in its name and no consent or permission of MFD shall be necessary; but, if required by an applicable law of any state, MFD will forthwith grant all requisite consents.

         4. MFD will not grant to any other company the right to use a name similar to that of MFD or the Funds or Mercury without the written consent of Mercury.


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         5.      Regardless of whether MFD should hereafter change the name of the division and eliminate the word "Mercury," the words "Mercury Asset Management" or any variation thereof from such name, MFD hereby grants to Mercury the right to cause the incorporation of other corporations or the organization of voluntary associations which may have names similar to that of MFD or to that to which MFD may change its name and own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of each Fund's shareholders and the Securities and Exchange Commission and subject to the payment of a reasonable amount to be determined at the time of use, and MFD agrees to give and execute such formal consents or agreements as may be necessary in connection therewith.

         6. This Agreement may be amended at any time by a writing signed by the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, with respect thereto.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MERCURY ASSET MANAGEMENT INTERNATIONAL
                                        LTD.


                                        By:
                                            ------------------------------------
                                             Title:

                                        MERCURY ASSET MANAGEMENT GROUP LTD.


                                        By:
                                            ------------------------------------
                                             Title:


                                        MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.,



                                        By:
                                            ------------------------------------
                                             Title:


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